DATED                                                    3 February 2006
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     (1)  CHARLES STANLEY & CO. LIMITED

     (2)  BODISEN BIOTECH, INC.

     (3)  THE DIRECTORS of the Company





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                                PLACING AGREEMENT


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









                                    CONTENTS

Clause                                                                   Page

1.       INTERPRETATION.....................................................1

2.       CONDITIONS.........................................................5

3.       APPLICATION FOR ADMISSION..........................................6

4.       AUTHORITIES........................................................7

5.       PLACING............................................................7

6.       ISSUE OF SHARES....................................................7

7.       PAYMENT AND REGISTRATION...........................................8

8.       FEES, COMMISSIONS AND EXPENSES.....................................9

9.       WARRANTIES.........................................................9

10.      INDEMNITY.........................................................10

11.      TERMINATION.......................................................12

12.      ANNOUNCEMENTS.....................................................13

13.      CONTINUING OBLIGATIONS............................................13

14.      RESTRICTIONS ON SALES ............................................15

15.      NOTICES...........................................................16

16.      GENERAL...........................................................16

         SCHEDULE 1            Directors...................................18

         SCHEDULE 2            Documents to be Delivered...................19

         SCHEDULE 3            Warranties..................................21

         SCHEDULE 4            Warranty Certificate........................29

         SCHEDULE 5            Properties..................................30

APPENDIX 1 PROFORMA PLACING LETTER.........................................33

DATED                    3 February 2006

PARTIES

(1) CHARLES STANLEY & CO. LIMITED (registered in England with number 01903304) of 25 Luke Street, London EC2A 4AR ("Charles Stanley");

(2)  BODISEN BIOTECH,  INC.  (incorporated  in Delaware with number  0001178552)
     whose registered office is at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, USA (the "Company"); and

(3)  THE PERSONS listed in Schedule 1 (the "Directors").

RECITALS

(A) The Company was incorporated in the State of Delaware, USA on 14 January 2000 with number 0001178552 under the name Stratabid.com, Inc. On 24 February 2004, Bodisen Holdings, Inc., a wholly owned subsidiary of the Company, merged with Bodisen International, Inc., the parent company of Yang Ling Bodisen Biology Science and Technology Development Company Limited. On 1 March 2004 the Company changed its name to Bodisen Biotech, Inc.

(B) The Company commenced trading intially on the Over-the-Counter Bulletin Board with the symbol 'BBOI' and then on the American Stock Exchange with the symbol 'BBC' on 26 August 2005.

(C) The Company filed a SB-2 Registration Statement with the United States Securities and Exchange Commission on 1 February 2006 which was declared effective on 3 February 2006.

(D) At the date of this agreement the Company has an authorised share capital of $3500 divided into 30,000,000 shares of common stock, $0.0001 par value and 5,000,000 shares of preferred stock, $0.0001 par value of which 15,474,220 shares of common stock have been issued.

(E) Subject to and upon the terms and conditions set out below, the Company proposes to issue 1,643,836 Common Stock, being the Placing Shares, at the Placing Price to Placees procured by or on behalf of Charles Stanley.

(F) Charles Stanley is willing as agent for the Company to use reasonable endeavours to procure subscribers for the Placing Shares.

(G) Application will be made for the admission to trading on AIM of the Existing Shares and the Placing Shares.

(H) Charles Stanley is acting as Nominated Adviser and Broker to the Company in connection with the Placing and the proposed admission of the Common Stock to trading on AIM.

OPERATIVE PROVISIONS

1.   INTERPRETATION

1.1 In this agreement (including the recitals and the Schedules) the following words and expressions have the following meanings unless the context otherwise requires:

     "Admission" means the admission of the Existing Shares and the Placing Shares to trading on AIM becoming effective as provided in rule 6 of the AIM Rules;

     "Admission Document" means the document dated on or about the date of this agreement comprising an admission document relating to the Company prepared in compliance with the AIM Rules

     "AIM" means the market of that name operated by the London Stock Exchange;

     "AIM Rules" means the AIM Rules for Companies published by the London Stock Exchange as in force at the date of this agreement, or where the context requires, as amended or modified after the date of this agreement;

     "AMEX" means the American Stock Exchange;

     "associated company" means in relation to a company, any subsidiary undertaking or parent undertaking of it or any subsidiary undertaking of such a parent undertaking;

     "Board" means the board of directors of the Company from time to time or a duly authorised committee of it;

     "Broker" means has the meaning given to the expression "broker" in the AIM Rules;

     "Business Day" means a day upon which dealings in domestic securities may take place on the London Stock Exchange;

     "CA85" means the Companies Act 1985 (as amended by the Companies Act 1989);

     "CDI" means a CREST depositary instrument as described in the edition of the CREST International Manual current at the date of this agreement;

     "City Code" means the City Code on Takeovers and Mergers;

     "Common Stock" means the shares of common stock in the Company, par value $0.0001;

     "Company's Solicitors" means Reed Smith Rambaud Charot LLP of Minerva House, 5 Montague Close, London SE1 9BB;

     "Conditions" means the conditions set out in clause 2.1;

     "CREST" means the computer-based system established under the Regulations which enables title to units of relevant securities (as defined in the Regulations) to be evidenced and transferred without a written instrument and in respect of which CRESTCo Limited is the Operator (as defined in the Regulations);

     "Directors"  means the  directors of the Company whose names are set out in
     Schedule 1;

     "Due Diligence Reports" means the legal due diligence reports on the Group prepared by the Company's Solicitors and JG which are addressed to the Company and to Charles Stanley;

     "Existing Shares" means the Common Stock in issue on the date of this agreement;

     "Forms of Confirmation" means the letters of confirmation attached to the Placing Letters;

     "FRP Report" means the report prepared by the Reporting Accountants into the financial reporting procedures used by the Company;

     "FSA" means the Financial Services Authority;

     "FSMA" the Financial Services and Markets Act 2000;

     "Group" means the Company and its subsidiary undertakings and associated undertakings from time to time and "member of the Group" shall be construed accordingly;

     "Indemnified Person" means Charles Stanley, each associated company of Charles Stanley and each of the directors, officers, employees, agents and advisers of Charles Stanley and each such associated company;

     "Indemnity" means the indemnity contained in clause 10.2;

     "Institutional Presentation" means all materials used in institutional presentations in connection with the Placing and all materials given to Placees in connection with the Placing;

     "Intellectual Property Rights" means patents, patent applications, utility models, trade marks, service marks, registered designs, unregistered design rights, copyrights, moral rights, technical drawings, business names, database rights, brand names, computer software programmes and systems, know-how, inventions, confidential information and other industrial or commercial intellectual property rights of any kind and in any place and whether registered or capable of registration or not and all applications for registration or protection of any of the above;

     "Interim Statement" means the consolidated profit and loss account of the Group for the 9 months' period ended 30 September 2005 and the consolidated balance sheet of the Group as at 30 September 2005 and the explanatory statements in connection with them;

     "Issue Documents" means the Admission Document, the Placing Letters and the Press Announcement;

     "JG"  means   Jingtian  &  Gongcheng  of  15th  Floor,   Union  Plaza,   20
     Chaoyangmenway Dajie, Beijing, 100020, PRC;

     "Jones Day" means Jones Day, Solicitors, of 21 Tudor Street, London, EC4Y 0DJ;

     "Last Accounts" means the audited consolidated profit and loss account of the Group for the twelve months' period ended on the Last Accounts Date and the audited consolidated balance sheet of the Group as at the Last Accounts Date and the notes to and the directors' and auditor's reports on them;

     "Last Accounts Date" means 31 December 2004;

     "London Stock Exchange" means London Stock Exchange plc;

     "Long Stop Date" means 27 February 2006;

     "Nomad Agreement" means the agreement dated the date of this Agreement under which Charles Stanley has been appointed as Nominated Adviser and Broker to the Company;

     "Nominated Adviser" has the meaning given to the expression "nominated adviser" in the AIM Rules;

     "Opinion" means the legal opinion in the agreed form given by the Company's Solicitors to Charles Stanley;

     "Placees" means persons who agree conditionally to subscribe for Placing Shares either directly or indirectly by means of a CDI, pursuant to the Placing Letters;

     "Placing" means the placing of the Placing Shares pursuant to this agreement;

     "Placing Letters" means the placing letters delivered or sent to potential Placees by Charles Stanley or its agents in connection with the Placing including the letters of confirmation attached to them;

     "Placing Price" means the price of 730 pence per Placing Share;

     "Placing Shares" means the 1,643,836 new shares of common stock, par value $0.0001, which are to be issued by the Company pursuant to this agreement;

     "Press Announcement" means the press announcement prepared in accordance with rule 2 of and Schedule 1 to the AIM Rules containing details of the Placing;

     "Regulations" means the Uncertificated Securities Regulations 2001 (SI 2001 No 3755);

     "Reporting Accountants" means Deloitte & Touche LLP of Stonecutter Court, 1 Stonecutter Street, London EC4A 4TR;

     "SEC" means the United States Securities and Exchange Commission;

     "Specified Event" means an event occurring or matter arising on or after the date of this agreement and before Admission which if it had occurred or arisen before such date would have rendered any of the Warranties untrue or incorrect in any material respect;

     "Supplementary Admission Document" means a supplementary admission document prepared in relation to the Company in accordance with clause 3.4 of this agreement;

     "VAT" means United Kingdom value added tax;

     "Verification Notes" means the verification notes relating to the Admission Document;

     "Warranties" means the representations warranties and undertakings on the part of the Company and the Directors set out in clause 9 and Schedule 3;

     "Warranty  Certificate" means a certificate in the form set out in Schedule
     4;

     "Working Capital Memorandum" means the Board memorandum dated 3 February 2006 on the cashflow and working capital projections for the Group for the period ending on 31 December 2007;

     "Working Capital Report" means the report by the Reporting Accountants dated on or about the date of this agreement on the cashflow and working capital projections contained in the Working Capital Memorandum, which report incorporates a copy of that memorandum.

1.2  In this agreement:

     (A) any reference to a document being "in the Agreed Form" means in the form of the draft signed for the purpose of identification by Jones Day (on behalf of Charles Stanley) and the Company's Solicitors (on behalf of the Company and the Directors) with such alterations (if any) as may subsequently be agreed by or on behalf of the parties;

     (B) the Interpretation Act 1978 shall apply in the same way as it applies to an enactment;

     (C) save where the context otherwise requires and except as expressly provided to the contrary, words and expressions defined in CA85 have the same meaning as in CA85;

     (D) references to clauses, recitals and Schedules are to clauses of and recitals and Schedules to this agreement;

     (E) headings are included for convenience only and shall be disregarded in the interpretation of this agreement or any part thereof;

     (F) any document referred to as being certified shall be certified as a true and complete copy by a lawyer qualified and eligible to practise in the jurisdiction in which the certification occurred;

     (G) general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts matters or things.

2.   CONDITIONS

2.1 The obligations of Charles Stanley under this agreement are conditional upon:

     (A) the delivery to Charles Stanley or to Jones Day on its behalf of each of the documents referred to in Schedule 2 by the times and in the form referred to in that schedule;

     (B) the delivery to Charles Stanley or to Jones Day on its behalf of the Opinion;

     (C) there not having occurred or arisen prior to Admission any significant change or significant new matter or significant inaccuracy as is referred to in clause 3.5 of this agreement which would require a Supplementary Admission Document to be published by the Company;

     (D) the SB-2 registration statement filed by the Company with the SEC in relation to the Admission having been declared effective by the SEC at or before 8.00 a.m. on 6 February 2006;

     (E)  approval  of  Admission  by AMEX at or before  8.00 a.m. on 6 February
          2006;

     (F) the Warranty Certificate having been duly executed and dated with the date shortly prior to the date of Admission and having been delivered to Charles Stanley or Jones Day on its behalf on that date;

     (G) Charles Stanley having received from Placees duly executed Forms of Confirmation containing commitments to subscribe all of the Placing Shares upon the terms of the Issue Documents; and

     (H) Admission having become effective at or before 8.00 a.m. on 6 February 2006;

     or (in the case of any time/date provided above) such later time or date (being not later than 3.00 p.m. on the Long Stop Date) as the Company and Charles Stanley may agree in writing PROVIDED THAT each of the parties shall perform its obligations under this agreement until such time (if any) as any of the Conditions shall have become incapable of being satisfied.

2.2 The Company shall procure due satisfaction of the Condition set out in clause 2.1(A) and use all reasonable endeavours to procure the fulfilment of the other Conditions in each case by the times and dates (if any) stated in clause 2.1.

2.3 If any of the Conditions are not fulfilled (unless waived in writing by Charles Stanley) by 3.00 p.m. on the Long Stop Date, this agreement shall automatically lapse and clause 11.4 shall apply.

3.   APPLICATION FOR ADMISSION

3.1 The Company will make the application for Admission immediately after the publication of the Admission Document, approval for the Admission by AMEX and the declaring effective of the SB2 filing by the SEC and will use all reasonable endeavours to obtain Admission including paying all fees and executing and delivering all such documents as shall be necessary in connection with the application therefor and, insofar as within its power, shall generally do and procure to be done all such things as may properly be required by the London Stock Exchange for the purposes of or in connection with Admission so as to enable Admission to take place by 8.00 a.m. on 6 February 2006.

3.2 Charles Stanley is given all such authorities and powers by the Company and the Directors as are required for the purposes of obtaining Admission and Charles Stanley shall take all reasonable steps to assist in the obtaining of Admission including (without limitation) liaising with and dealing (insofar as it is able) with any requirements of the London Stock Exchange in connection with the same.

3.3 The Company and the Directors shall procure that copies of the Admission Document are made available free of charge at the addresses specified in the Admission Document as required by rule 3 of the AIM Rules.

3.4 (A) Without prejudice to clause 11 and without prejudice to any claim that Charles Stanley may have under this agreement, if at any time prior to Admission the Company or the Directors become aware that a significant new factor, material mistake or inaccuracy relating to the information included in the Admission Document has arisen or been noted, such change or matter or inaccuracy being significant within the meaning ascribed to that term in section 87G(4) of the FSMA, the Company or the Director in question will notify Charles Stanley immediately of such factor, mistake or inaccuracy and will consult with it as to the communication or announcement (if any) to be made to persons to whom the Issue Documents have been sent.

     (B)  Following notification under clause 3.4(A) the Company will:

          (1) make such announcement(s) relating to the fact, circumstance, change, matter or inaccuracy as Charles Stanley shall reasonably require;

          (2) promptly prepare such supplementary admission document as may be necessary to inform persons to whom the Issue Documents have been sent of such fact, matter or inaccuracy in a form approved by Charles Stanley (such approval not to be unreasonably withheld or delayed) and publish such supplement in accordance with rule 3 of the AIM Rules; and

          (3) promptly despatch copies of the Supplementary Admission Document to the persons to whom the Issue Documents have been sent.

     (C)  Following  such  announcement  and/or  despatch,  references  in  this agreement to the Issue Documents shall include any such announcement(s) and/or Supplementary Admission Document and the Warranties relating to the Admission Document in paragraph 1 of
          Schedule 3 shall, notwithstanding any provision of this agreement, be deemed to be repeated on the date of publication of the Supplementary Admission Document and when so repeated shall be read and construed as if references in them to the Admission Document meant the Admission Document when read together with the Supplementary Admission Document.

4.   AUTHORITIES

4.1 The Company authorises and instructs Charles Stanley to procure subscribers at the Placing Price for the Placing Shares and for such purpose:

     (A) irrevocably appoints Charles Stanley as its agent for the purpose of procuring Placees and confirms its authority to Charles Stanley or its agents to seek commitments from Placees by the distribution of Placing Letters and copies or proofs (including placing proofs) of the Admission Document;

     (B) confers on Charles Stanley and its agents all powers, authorities and discretions on behalf of the Company which are within its powers and necessary to implement the Placing; and

     (C) agrees to ratify and approve all documents, acts and things which Charles Stanley and its agents shall lawfully do or have done in the exercise of or in contemplation of such appointment, powers, authorities and discretions.

4.2 The Company shall give all such assistance and provide any information Charles Stanley may reasonably require for the making and implementation of the Placing and will do (or procure to be done insofar as it is able) all such things and execute (or procure to be executed insofar as it is able) all such documents as may be necessary to be done or executed by the Company or on its behalf by its officers or employees in connection with the Placing.

4.3 The Company confirms that it will provide CREST Depository Limited with all authorisations and information necessary to enable them to perform their duties as trustee in respect of the CDI and to the extent required that it has irrevocably authorised and instructed them to act in accordance with all reasonable instructions of Charles Stanley in connection with the Placing.

5.   PLACING

5.1 Pursuant to but without limiting the authority in clause 4.1, Charles Stanley agrees, as agent of the Company and in reliance on the Warranties, to use reasonable endeavours to procure persons to subscribe for the Placing Shares at the Placing Price and otherwise upon the terms of the Issue Documents.

5.2 Charles Stanley shall hold all subscription monies received by it from Placees in a separate designated escrow account pending payment of the sums due under clauses 7 and 8 or (if this agreement shall lapse in accordance with clause 2.3 or shall be terminated pursuant to clause 11) return of the same to the persons entitled to those monies.

6.   ISSUE OF SHARES

6.1  Not later than 8.00 a.m. on 6 February 2006 the Company shall:

     (A) deliver to Jones Day on behalf of Charles Stanley the Warranty Certificate duly signed;

     (B) issue Placing Shares to the persons notified in accordance with clause 6.2, conditionally only upon Admission and otherwise upon the terms of the Issue Documents, and following such issue shall deliver to Jones Day on behalf of Charles Stanley a certified copy of the relevant resolution.

6.2 Charles Stanley shall notify the Company as soon as possible following the signature of this agreement of the names and denominations in which the Placing Shares are to be issued as specified in the registration particulars included in the Forms of Confirmation together with details of each Placee's CREST participant ID reference and the relevant CREST member account ID reference(s) relating to the CREST member account(s) to which that Placee wishes Placing Shares to be credited.

6.3 The Placing Shares issued pursuant to this clause 6 shall be issued subject to the certificate of incorporation and by-laws of the Company and subject to payment in full of the Placing Price for each such share and shall be issued fully paid free from all claims, liens, charges, encumbrances and equities and on terms that they will rank equally in all respects with the Existing Shares, including the right to receive all dividends and other distributions declared, made or paid after Admission in respect of the Company's ordinary share capital.

7.   PAYMENT AND REGISTRATION

7.1 Subject to the satisfaction or waiver of all the Conditions, Charles Stanley will by no later than 5.00 p.m on the third Business Day after Admission or (if later) such date (not being later than the Long Stop Date) as is agreed by the Company and Charles Stanley, pay or cause to be paid to the Company to the account specified in clause 7.4, or as the Company may direct, a sum equal to the aggregate amount received by Charles Stanley pursuant to the Placing less the amounts referred to in clause 8.1.

7.2 As soon as practicable following Admission, the Company shall procure registration (without registration fees and in accordance with the Regulations) of the Placees (as indicated to it in accordance with clause 6.1) as the holders of Placing Shares.

7.3 The Company shall procure that the appropriate CREST member accounts are properly credited in respect of those Placing Shares which are requested by the respective placees to be so credited by the date set out in the Admission Document or, in the event of any difficulties or delays in the admission of the Placing Shares to CREST and if Charles Stanley shall so determine, or if any placee so requests, shall procure that definitive certificates in respect of the Placing Shares shall be prepared and delivered to the Placees by that date.

7.4  The account of the Company referred to in clause 7.1 is:

     Bank Bank of China, Shaanxi Branch, xi'an Changan Lu Sub-Branch, Xi'an, Shaanxi, China

     Swift-code      BKCHCN BJ620

     Account Number  3070-33421128092014

     Account Name    Yangling Bodisen Agricultural Technology Co. Ltd.

7.5 The Company irrevocably instructs Charles Stanley either itself or through its agents to make payments to the Company under clause 7.1 by electronic funds transfer and such payments shall be deemed effective forthwith upon irrevocable instructions being issued by Charles Stanley or any such agent to any bank or person obliged to comply with those instructions to transfer the relevant amounts by electronic funds transfer to the account of which details are set out in clause 7.4.

8.   FEES, COMMISSIONS AND EXPENSES

8.1 In consideration of this agreement the Company shall pay (together with VAT where applicable):

     (A)  to Charles Stanley a corporate finance fee of (pound)150,000;

     (B) to Charles Stanley a commission of 3.5% of the aggregate value at the Placing Price of the Placing Shares; and

     (C)  the expenses to be borne by the Company under clause 8.2.

8.2 The Company will bear all proper and reasonable expenses of or incidental to the Placing, including, the fees of its and Charles Stanley's professional advisers (including the fees and out of pocket expenses of Jones Day and the Reporting Accountants, such fees but not the expenses being subject to a limit of (pound)50,000 and (pound)88,000 respectively without prior agreement), the cost of printing and distribution of the Issue Documents and all other documents connected with the Placing, the document fees of the London Stock Exchange, all reasonable out of pocket expenses and disbursements of Charles Stanley and, where applicable, VAT, stamp duty and stamp duty reserve tax. The Company will forthwith upon demand by Charles Stanley reimburse to it the amount of any such proper and reasonable expenses which it may have paid on behalf of the Company.

8.3 Save where this agreement lapses in accordance with clause 2.3 or is terminated pursuant to clause 11, the amounts payable under clause 8.1 shall become payable immediately following Admission and may be withheld by Charles Stanley from any payment under clause 7.

8.4 Where under any provision of this agreement a sum is reimbursed to Charles Stanley the Company shall, in addition, pay to Charles Stanley in respect of VAT:

     (A) to the extent that any reimbursement is in respect of any supply of services to the Company, such amount as equals any VAT charged to Charles Stanley in respect of such expenses and which it is unable to recover together with an amount representing any VAT properly chargeable on the consideration for the supply; and

     (B) to the extent that any such reimbursement is in respect of a disbursement made by Charles Stanley as agent on behalf of the Company, such amount as equals any VAT paid on that disbursement by Charles Stanley.

9.   WARRANTIES

9.1 The Company and the Directors represent, warrant and undertake to Charles Stanley in the terms of Schedule 3 and acknowledge that Charles Stanley is entering into this agreement in reliance on the Warranties.

9.2 Without prejudice to clause 9.1 each of the Directors warrants to the Company and Charles Stanley that:

     (A) the information relating to him included in the Admission Document pursuant to paragraph (g) of Schedule 2 to the AIM Rules is true, accurate and not misleading; and

     (B) his interests and those of his family and connected persons (for the purposes of sections 324, 325 and 328 of CA85) in the share capital of the Company are as set out in the Admission Document and neither he nor any connected person has any interest in the share capital of the Company other than as set out in the Admission Document;

     (C) there is no information regarding him which is not disclosed in the Admission Document and which would be likely to make any statement in the Admission Document regarding him misleading, untrue or inaccurate and that there is no information of which he is aware concerning his present or past activities which might reasonably be considered material and which has not been disclosed in writing to Charles Stanley or in the Admission Document.

9.3 Where any of the Warranties is given to the best of the knowledge, information and belief of the Company and/or the Directors (or qualified by any similar expression) the Company and/or the Directors (as the case may
     be) are deemed also to warrant that such Warranty has been given after it has or (as the case may be) they have made all due and careful enquiries.

9.4 Acceptance of the terms of this agreement will constitute an undertaking by the Company and each Director not knowingly, recklessly or negligently to cause, and to use all reasonable endeavours not to permit, any Specified Event to occur before Admission.

9.5 If any breach of Warranty or Specified Event or matter which may give rise to a claim under the Indemnity shall occur or come to the knowledge of the Company or of any Director prior to Admission it or he shall forthwith give notice of the same to Charles Stanley and provide it with such information with regard to it as Charles Stanley shall reasonably require.

9.6 In the event that any claim is made against any of the Directors for breach of the Warranties or under the Indemnity, none of the Directors shall pursue any claim or third party action to join in, claim against, seek a contribution from or otherwise claim or seek damages or compensation from any member of the Group.

9.7 The maximum liability of each of the Directors under these clauses 9 and 10 shall not exceed the sums set out next to their names in Schedule 1.

10.  INDEMNITY

10.1 No claim shall be made against any Indemnified Person to recover any loss, damage, costs, charges or expenses which any member of the Group or any of the Directors or any other person may suffer or incur by reason of or arising out of the performance by any Indemnified Person of its obligations under this agreement or in connection with the Placing or the publication or despatch of any of the Issue Documents save to the extent that such loss, damage, costs, charges or expenses arise(s) as a result of the finally and judicially determined negligence or wilful default of such Indemnified Person or the breach by it of its obligations under this agreement or any material contravention by it of the regulatory system (as defined in the handbook and rules of the FSA).

10.2 The Company undertakes to Charles Stanley (for itself and on the basis that it shall enjoy absolute discretion as to the enforcement of any claim under this clause, as agent or trustee on behalf of and for the benefit of any Indemnified Persons) to the fullest extent permitted by law to indemnify and keep indemnified each Indemnified Person against all claims, actions, demands, liabilities, judgments or proceedings in any jurisdiction which may be made, brought or established against it (together "Claims") and against all loss, damage, costs, charges and expenses in any jurisdiction which any such person may suffer or incur (including but not limited to those suffered or incurred in disputing any Claim or in establishing its right to be indemnified under this clause and/or in seeking advice as to any Claim) (together "Losses") and which in any case directly or indirectly results from or is attributable to or would not have arisen but for the Placing or the transactions contemplated by this agreement including without limitation:

     (A)  the approval and/or despatch or publication of the Issue Documents;

     (B)  the issue of the Placing Shares;

     (C) any breach by the Company or Directors of any of the Warranties or any of its or their other obligations under this agreement;

     (D) the proper performance by any Indemnified Person of its obligations under this agreement or otherwise in connection with the Placing and/or Admission;

     (E) any failure or alleged failure by the Company or the Directors or their agents, employees or professional advisors to comply with any legal, statutory or regulatory requirement of the United Kingdom or elsewhere in relation to the Placing and/or Admission;

     (F) any Issue Document not containing or being alleged not to contain all information required to be stated in it or any statement in it being or being alleged to be defamatory, untrue, inaccurate, incomplete or misleading in any respect or having been or alleged to have been made negligently or otherwise without the required standard of skill and care or reasonableness;

     unless and to the extent that such Claim(s) or Loss(es) result(s) from the finally and judicially determined negligence or wilful default of such Indemnified Person or material breach by it of its obligations under this agreement or a material contravention by it of the regulatory system (as defined in the handbook and rules of the FSA) or the provisions of the FSMA.

10.3 All sums payable under the Indemnity shall be paid free and clear of all deductions or withholdings save only as may be required by law. If any such deductions are required by law or if any taxing authority in any jurisdiction brings into any charge to taxation (or into any computation of income, profits or gain for the purpose of any charge to taxation) any sum payable under the Indemnity then the Company shall pay such additional sum or sums as will ensure that after deduction of the taxation so chargeable the Indemnified Person concerned shall retain a sum equal to the amount that would otherwise has been payable pursuant to the Indemnity.

10.4 The Indemnity shall extend to include all costs and expenses including legal fees and expenses suffered or incurred by any Indemnified Person in connection with enforcing its rights under this clause 10 (together with any VAT on them).

10.5 If Charles Stanley becomes aware of any claim relevant for the purposes of the Indemnity which may be made against it or any other Indemnified Person, it shall notify the same to the Company and (subject to being indemnified and secured to its reasonable satisfaction against any additional costs or losses that it may suffer as a result of so doing and to the requirements (if any) of the Indemnified Person's insurers) shall enter into and maintain consultation in good faith with the Company on all material aspects of the claim PROVIDED THAT failure by such Indemnified Person to notify the Company shall only relieve the Company from the obligation to indemnify to the extent such loss was caused or increased by such failure and THAT such Indemnified Person shall be under no obligation to comply with any requirements of the Company in connection with the conduct of the claim.

10.6 The Company agrees that it will not without the prior written consent of Charles Stanley settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim in respect of which indemnification may be sought under this clause 10 unless such settlement, compromise or consent includes an unconditional release of all Indemnified Persons from all liability arising out of such claim.

10.7 No Indemnified Person has been responsible for or requested by the Company to undertake any verification relating to the information contained in the Admission Document.

11.  TERMINATION

11.1 If before Admission:

     (A) any statement contained in the Issue Documents has, in the reasonable opinion of Charles Stanley been discovered to be untrue, incorrect or misleading in any respect which it reasonably considers to be material in the context of the Placing; or

     (B) there has, in the reasonable opinion of Charles Stanley, been a breach of any of the Warranties or any other obligations on the part of the Company or the Directors under this agreement which it reasonably considers to be material in the context of the Placing; or

     (C) a Specified Event has, in the reasonable opinion of Charles Stanley, occurred which it reasonably considers to be material in the context of the Placing; or

     (D) any of the Conditions shall have become incapable of fulfilment before the latest time provided in clause 2.2 and has not been waived as provided in clause2.3;

     then, upon Charles Stanley giving notice of such matter to the Company, clause 11.3 shall apply.

11.2 If before Admission there shall in the reasonable opinion of Charles Stanley, develop, occur or come into effect any change in national or international financial, economic, political, military or market conditions or other event, which in the reasonable opinion of Charles Stanley, is likely materially and adversely to affect the financial or trading position or prospects of the Group or to have a materially prejudicial effect on the Placing or make the success of the Placing doubtful or makes it impracticable or inadvisable to proceed with the Placing, Charles Stanley will consult with the Company (to the extent practicable) and, if Charles Stanley shall, at any time before Admission, give notice of any such matter to the Company, clause 11.3 shall apply.

11.3 Where this clause 11.3 applies, Charles Stanley may in its absolute discretion, following discussions with the Company:

     (A) allow the issue of Placing Shares to proceed on the basis of the Issue Documents; or

     (B) give notice to the Company (at the same time as the notice pursuant to clause 11.1 or, as the case may be, clause 11.2 or at any time after it, but before Admission) terminating this agreement in which case clause 11.4 shall apply.

11.4 If this agreement is terminated pursuant to the provisions of this clause 11 or lapses in accordance with clause 2.3

     (A) no party to this agreement will have any claim against any other party, except that:

          (1) such termination or lapse shall be without prejudice to any accrued rights or obligations under this agreement;

          (2) the Company shall pay to Charles Stanley a fee of (pound)35,000 (together with any applicable VAT);

          (3)  the Company  shall pay the fees and expenses  specified in clause
               8.2;

          (4) any payments required to be made in accordance with this clause 11.4(A) shall be made within three Business Days after such termination or lapse; and

          (5) the provisions of clauses 1, 10, 11.4, 12, 15 and 17 shall remain in full force and effect.

     (B)  Charles Stanley shall withdraw the application for Admission; and

     (C) if so requested in writing by Charles Stanley the Company shall make a press announcement in a form reasonably required by Charles Stanley, or if the Company shall fail to do so Charles Stanley may itself make such announcement.

12.  ANNOUNCEMENTS

12.1 Save for the issue and publication of the Issue Documents, no public announcement or communication which is or might be material in the context of the Placing or which relates to Admission shall, without the prior written consent of Charles Stanley be published, by or on behalf of any member of the Group between the date of this agreement and the date ninety days after Admission without the prior written consent of Charles Stanley.

12.2 The Company will not and will procure that no other member of the Group will prior to Admission:

     (A) enter into any commitment or agreement, or put itself in a position where it is obliged to announce:

          (1) that any commitment or agreement may be entered into, which is or might be material in the context of the Placing or Admission; or

          (2) that any significant new matter has arisen or any significant change has occurred as referred to in clause 3.4; or

     (B)  issue any relevant securities (as defined in CA85); or

     (C) enter into any agreement or undertaking to do any of the above; without the prior written consent of Charles Stanley.

12.3 Charles Stanley shall be entitled to make for itself or on behalf of any other Indemnified Person, after such consultation with the Company as shall be reasonably practicable in the circumstances, any announcement concerning the Placing as may be necessary in its reasonable opinion to ensure compliance with the FSMA (and in particular Parts VIII and XXVII of that Act).

13.  CONTINUING OBLIGATIONS

13.1 The Company shall at all times whilst Charles Stanley remains the Company's Nominated Advisor or Broker comply with all statements of intent and undertakings contained in the Issue Documents.

13.2 The Company shall whilst Charles Stanley remains the Company's Nominated Advisor or Broker:

     (A)  give  advance   notice  to  and  discuss  with  Charles   Stanley  any
          announcement of profits or losses and dividends in respect of any financial period of the Group;

     (B) discuss with Charles Stanley any other information which is likely to affect the general character or nature of the business of the Company or the Group or may be necessary to be made known to the public in order to enable shareholders and the public to appraise the position of the Company or the Group and in order to avoid the establishment of a false market in the Company's securities;

     (C) forward to Charles Stanley for its prior perusal and (unless required to be made by law or the AIM Rules or the City Code) written approval (which shall not be unreasonably withheld or delayed) proofs of all documents to be despatched to holders of the Company's securities and documents relating to takeovers, mergers, reorganisations or other schemes (including without limitation profit sharing or share option or employee share schemes) and all press announcements (other than routine trade press announcements); and

     (D) provide to Charles Stanley such financial information (including management accounts, budgets and other relevant financial data) relating to the Company and the Group as it may reasonably require from time to time.

13.3 The Company undertakes that except with the prior written consent of Charles Stanley (which consent shall not be unreasonably withheld or delayed) and for so long as Charles Stanley is Nominated Advisor or Broker to the Company it will not after Admission and before the date of announcement of results of the Group for the financial year ending 31 December 2006 enter into or procure or (insofar as reasonably within its power to prevent the same) permit any company in the Group to enter into any material commitment or agreement or arrangement or knowingly do or permit to be done any other act or thing which in any such case constitutes a significant change to anything contained in the Issue Documents or a significant new matter affecting the assessment of the Placing or which is otherwise material to the Company or the Group.

13.4 The Company undertakes to Charles Stanley to comply with the requirements of the AIM Rules and all other requirements statutory or otherwise relating to listed public companies and confirms that it has established a proper system and appointed appropriate personnel to monitor such compliance.

13.5 The Directors confirm to the Company and to Charles Stanley, for the purposes of rule 31 of the AIM Rules, that they accept full responsibility, collectively and individually for the Company's compliance with the AIM Rules.

13.6 Each of the Directors severally undertakes to Charles Stanley and the Company that:

     (A) he will not at any time deal in any of the Company's AIM Securities during a close period (as those expressions are respectively defined in the AIM Rules), he will at all times comply with paragraph 21 of the AIM Rules and the provisions of the City Code as they may be from time to time in force so far as the same apply or are intended to apply to a person having the relationship to the Company which he for the time being may have and will so far as he is able procure that the affairs of the Company are conducted in accordance with the AIM Rules;

     (B) he will comply with and, so far as he is able, procure compliance by the Company and the other directors of the Company with all the undertakings and commitments made by the Company and/or those directors or on their behalf in the Admission Document;

     (C) he will, so far as he is able, procure that the Company complies with the AIM Rules; and

     (D) he will disclose to the Company all information which the Company needs in order to comply with rule 17 of and Schedule 5 to the AIM Rules; and

     (E) he will procure so far as he is able that the Company complies with its obligations under the Nomad Agreement.

13.7 The Company and each of the Directors confirms that the Company has no intent to issue any preferred stock and the Company undertakes that it shall not issue any preferred stock unless authorised by not less than 75% of the holders of Common Stock entitled to vote on such a resolution. The Company and each of the Directors further undertakes that it/he/she shall endeavour to procure a stockholders resolution at the next annual general meeting of stockholders to either: (a) cancel all authorised preferred stock; or (b) require a stockholders resolution with not less than 75% of the holders of Common Stock entitled to vote on such a resolution before the Company can issue any preferred stock.

14.  RESTRICTIONS ON SALES

14.1 Each of the Directors covenants with the Company and Charles Stanley that:

     (A) before the first anniversary of Admission, he will not dispose or agree to dispose of, and will procure in so far as he is able that no person with whom he is connected or associated for the purposes of section 346 of CA85 will dispose or agree to dispose of any shares or any interest in any shares of the Company, or any rights arising from or attached to or to subscribe for any such shares without the prior written consent of Charles Stanley (such consent may be withheld in its absolute discretion);

     (B) at any time after the first anniversary of Admission and before the second anniversary of Admission, he will, and will procure in so far as he is able that any such connected or associated person will, only dispose of any such shares or interest or rights with the consent of the Company and Charles Stanley (such consent being reasonably required to maintain an orderly market in the shares of the Company); and

     (C) at any time after the first anniversary of Admission, he will, and will procure in so far as he is able that any such connected or associated person will, only dispose of any such shares or interest or rights through the brokers for the time being of the Company (provided that the Company's brokers shall be obliged to effect any such bargain on on a best price and execution basis).

14.2 The restrictions contained in clause 14.1 shall not prevent:

     (A) acceptance of any offer made for the share capital of the Company (or any part of it) that would result in the offeror obtaining or, for the purposes of Rule 9.1(b) of the City Code, consolidating control (as defined in the City Code) of the Company or the execution of an irrevocable commitment to accept such an offer or a sale to an offeror or potential offeror which is named in a public announcement of a firm or, as the case may be, possible intention to make such an offer; or

     (B)  a disposal pursuant to a court order; or

     (C)  a disposal after the death of a Director.

14.3 Notwithstanding clause 14.1 and 14.2, no disposal by any of the Directors shall be made in contravention of rule 21 of the AIM Rules.

14.4 Each Director warrants there has not been created and there is not in effect any charge over or in respect of any shares of the Company held by him or any person connected or associated with him for the purposes of section 346 of CA85.

15.  NOTICES

15.1 Any notice to be given under this agreement shall be in writing (not including writing on the screen of a visual display unit or other similar device which shall not be treated as writing for the purposes of this agreement) and shall be delivered or sent to:

     (A)  in the case of the Company or any of the Directors:

          Reed Smith Rambaud Charot LLP, Minerva House, 5 Montague Close, London SE1 9BB
          Fax:           +44 (0) 20 7403 4221
          Attention:     Jeff Rodwell/Laura Heslop

     (B)  in the case of Charles Stanley:

          25 Luke Street, London EC2A 4AR
          Fax:           +44 (0)207 739 4307
          Attention:     Dugald Carlean/Richard Thompson

15.2 Any notice shall be valid if delivered by hand or sent by legible facsimile transmission or pre-paid first class post (airmail if sent to or from an address outside the United Kingdom) and if delivered by hand or sent by legible facsimile transmission shall conclusively be deemed to have been given or served at the time of despatch and if sent by post in the manner described above shall conclusively be deemed to have been received 48 hours from the time of posting (or 72 hours if sent to or from an address outside the United Kingdom).

15.3 Any notice given by Charles Stanley under clauses 11.1, 11.2 or 11.3 may also be given by any of its directors to any Director either personally or by telephone (to be confirmed immediately in writing) and shall have immediate effect from such personal or telephone notification.

16.  AGENT FOR SERVICE OF PROCESS

16.1 The Company irrevocably agrees that any claim, order, judgment or other process (each a "Service Document") may be sufficiently and effectively served on it in connection with any proceedings in England and Wales arising out of or in any way connected with this Agreement ("Proceedings") by service on the Company's Solicitors or on any replacement agent appointed pursuant to clause 16.2) below.

16.2 If the agent referred to in clause 16.1 (or any replacement agent appointed pursuant to this clause 16.2) ceases for any reason to act as such, the Company will forthwith appoint a replacement agent having an address for service in England or Wales and immediately notify Charles Stanley of such change in writing. Until such time as notice of such change of agent has been served on Charles Stanley, service on the original agent or, where applicable, any replacement agent who has ceased to act, will be deemed effective service under this clause 16.

16.3 Any Service Document addressed in accordance with clause 16.1 will be deemed to have been duly served if served in accordance with clause 15.

16.4 A copy of any Service Document served on an agent pursuant to this clause 16 will also be sent by post to the Company at its address for the time being for service under clause 15, but no failure or delay in so doing will prejudice the effectiveness of service of the Service Document in accordance with the provisions of this clause 16.

16.5 Nothing in this clause 16 will affect the right of the Company to serve process in any other manner permitted by law.

17.  GENERAL

17.1 Any time, date or period referred to in this agreement may be extended by mutual agreement between the parties but as regards any time, date or period as originally fixed or so extended, time shall be of the essence.

17.2 The obligations and liabilities of any party shall not be affected by any time, forbearance, indulgence, release or compromise given to him or any other party, nor by any other matter or circumstance which (but for this provision) would operate to affect any such obligations except an express written release by all the parties to whom the relevant obligations and liabilities are owed or due.

17.3 Charles Stanley may take action for any breach or non-fulfilment of any warranties undertakings agreements and representations on behalf of the Company and/or Directors before or after Admission notwithstanding that such breach or non-fulfilment was known to or discoverable by it before Admission and notwithstanding that it shall delay or otherwise fail to exercise its rights under this agreement or generally.

17.4 The rights and remedies reserved to Charles Stanley under any provision of this agreement or in any document to be executed pursuant to it shall be in addition and without prejudice to any other rights or remedies available to it whether under this agreement or any such document or by statute common law or otherwise.

17.5 The provisions of this agreement (including without limitation, the Warranties, the Indemnity, the tax covenant contained in Schedule 6 and the provisions of clauses 12 to 17 inclusive) which are capable of having effect following Admission shall remain in full force and effect, notwithstanding the completion of all matters, arrangements and transactions referred to in or contemplated by this agreement.

17.6 This agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.

17.7 The parties agree and acknowledge that:

     (A) nothing in this agreement, except for clauses 10.1 and 10.2 which are intended to benefit persons who are not parties to this agreement, is intended to benefit any person who is not a party to it (a "Non-Party") and accordingly, except as aforesaid, no Non-Party has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement; and

     (B) no consent of any Non-Party shall be required for any rescission of or amendment to this agreement.

     The provisions of this clause 17.7 do not affect any right or remedy of a third party which exists or is available otherwise than by operation of the Contracts (Rights of Third Parties) Act 1999.

17.8 The parties agree and acknowledge that this agreement and the Nomad Agreement constitiute the entire agreement between the parties relating to the subject matter of this agreement.

17.9 This  agreement  shall be  governed by and  construed  in  accordance  with
     English  Law  and  the  parties   irrevocably   submit  themselves  to  the
     non-exclusive jurisdiction of the English Courts.

THIS AGREEMENT has been duly executed, as a deed in the case of each of the Directors and under hand by the other parties, and delivered on the date set out at the head of page 1

                                   SCHEDULE 1

                                    Directors

------------------- ------------------------------------------ ---------------------------------------
Name                Address                                    Amount under clause 9.7
------------------- ------------------------------------------ ---------------------------------------
Wang Qiong          No    13,    Weihui    Road,     Yangling  3 times annual  salary  received  from
                    Agricultural     High-tech     Industries  the Group in 2005
                    Demonstration Zone, Shaanxi, PRC
------------------- ------------------------------------------ ---------------------------------------

Chen Bo             No.    29,    Kangle    Road,    Yangling  3 times annual  salary  received  from
                    Agricultural     High-tech     Industries  the Group in 2005
                    Demonstration Zone, Shaanxi, PRC
------------------- ------------------------------------------ ---------------------------------------

David Gatton        1244 Colonial Road, McLean, VA 22101, USA  $50,000
------------------- ------------------------------------------ ---------------------------------------

Patrick McManus     17 Baltimore Street, Lynn, MA, USA         $50,000
------------------- ------------------------------------------ ---------------------------------------

Weirui Wan          No.  122,  Building  1,  Songyuan  Court,  3 times annual  salary  received  from
                    Kejiao  Street,   Yangling   Agricultural  the Group in 2005
                    High-tech Industries  Demonstration Zone,
                    Shaanxi, PRC
------------------- ------------------------------------------ ---------------------------------------

                                   SCHEDULE 2

                            Documents to be Delivered

Save to the extent that they have been delivered to Charles Stanley prior to signature of this agreement, each of the following documents is to be delivered, in a form previously approved by Charles Stanley, to Charles Stanley or to Jones Day on its behalf, forthwith upon execution of this agreement (or such other time as is specified below) and, save where the context otherwise requires, is to be dated on or about the date of this agreement:

1.   a certified copy of the minutes of a meeting of the Board:

     (A)  approving and authorising the execution of this agreement;

     (B)  approving the Placing;

     (C)  approving and authorising the application for Admission;

     (D)  approving and authorising the publication of the Issue Documents;

     (E) appointing or confirming the appointment of audit or compensation committee;

2. a copy of the Admission Document (to be delivered as soon as practicable on the date of this agreement);

3.   the Opinion;

4.   a copy of the Press Announcement initialled by a Director;

5. an original copy of the Working Capital Memorandum signed on behalf of the Board;

6. an original copy of the Working Capital Report signed by the Reporting Accountants;

7.   an original copy of the FRP Report signed by the Reporting Accountants;

8.   letters from the Reporting Accountants in relation to:

     (A) the Proforma Net Asset Statement set out in Part V of the Admission Document, addressed to Charles Stanley and the Company;

     (B) the statements relating to taxation contained in the Admission Document, addressed to Charles Stanley and the Company;

     (C) the accuracy of certain financial information in the Admission Document, addressed to Charles Stanley and the Company;

     (D) the no significant change statement contained in the Admission Document, addressed to Charles Stanley and the Company;

9. a copy of the letter from JG addressed to the Company and to Charles Stanley confirming that they have explained to the non-English speaking Directors in Mandarin the nature of their responsibilities and obligations under the AIM Rules and the importance of the verification process, and confirming that the non-English speaking Directors understand their obligations;

10. letters signed by the Company, the Company's Solicitors and the Reporting Accountants in relation to Charles Stanley's undertaking in accordance with
     Schedule 6 to the AIM Rules;

11. the duly signed responsibility letter and a certified copy of the power of attorney of each of the Directors;

12. a copy of the memorandum prepared by the Company's Solicitors explaining the nature of responsibilities and obligations of directors of a company whose securities are traded on AIM;

13.  a certificate of incorporation and by-laws of the Company;

14. an original copy of the Due Diligence Reports signed by the Company's Solicitors;

15. the Verification Notes (with supporting documents) duly signed by each party responsible for them;

16.  a certified copy of the rules of the Company's share option scheme(s);

17.  the application for Admission duly signed by a Director;

The following documents are to be delivered to Charles Stanley or Jones Day on its behalf as soon as practicable after the issue of the Placing Shares in accordance with clause 6:

1. a certified copy of a resolution of the Board in accordance with clause 6 approving the issue of the Placing Shares;

The following documents are to be delivered to Charles Stanley or Jones Day on its behalf by the times specified below:

1. a cheque payable to the London Stock Exchange in respect of the London Stock Exchange's charges notified by Charles Stanley to be delivered on the Business Day before the date of hearing of the application for Admission;

2. an original copy of the Warranty Certificate to be delivered by close of business on the Business Day immediately preceding the expected date of Admission; and

3. such evidence as Charles Stanley shall reasonably request of satisfaction of each of the Conditions to be delivered by close of business on the Business Day immediately preceding the expected date of Admission.

                                   SCHEDULE 3

                                   Warranties

1.   Admission Document and due diligence

1.1 All statements of fact contained in the Admission Document are true and accurate in all material respects and not misleading in any material respect and all expressions of opinion, intention or expectation contained in it are made on reasonable grounds, are truly and honestly held and are made after due and careful consideration and enquiry.

1.2 There are no facts or matters known which on reasonable enquiry would have been known to the Company or the Directors which have not been disclosed in the Admission Document, the omission of which makes any statement in it misleading in any material respect or which would be material for disclosure in it.

1.3 The Admission Document contains all such information as investors and their professional advisers would reasonably require and reasonably expect to find there, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Group and of the rights attaching to the Common Stock.

1.4 The Admission Document contains all particulars and information required by and in accordance with the AIM Rules, the City Code on Takeovers and Mergers, the FSMA and all other relevant requirements of the London Stock Exchange and any other relevant law or regulation in the United Kingdom.

1.5 All statements of fact contained in the Institutional Presentation are true and accurate in all material respects and not misleading in any material respect and all expressions of opinion, intention or expectation contained therein are made on reasonable grounds, are truly and honestly held and are made after due and careful enquiry.

1.6 All material information requested by the Reporting Accountants from the Company and the Directors for the purposes of the preparation by them of the FRP Report and the Working Capital Report (a copy of which has been delivered to Charles Stanley) and by the Company's Solicitors for the purposes of the preparation by them of the Due Diligence Reports has been supplied to them and such information was when supplied and is true and accurate in all material respects and was given in good faith.

1.7 To the best of the Company's and the Directors' knowledge, information and belief, all statements of fact contained in the the Working Capital Report, the FRP Report and the Due Diligence Reports are true and accurate in all material respects and there is no statement either of fact or opinion in any such report or any omission therefrom which presents a view of the Company or the Group or its businesses or circumstances which is inaccurate in any material respect or which is misleading or with which the Company or the Directors disagree in any material respect and any such opinion attributed to the Company or the Directors is truly and honestly held by the Company or, as the case may be, the Directors and either fairly based upon facts within the knowledge of the Company or, as the case may be, the Directors, (having made all due enquiries) or made on reasonable grounds.

1.8 The cashflow and working capital projections which are contained in the Working Capital Memorandum and which are reported on by the Reporting Accountants in the Working Capital Report have been carefully compiled on reasonable assumptions honestly made, all of which are referred to in such memorandum, and prepared with due care and attention and are presented on a basis consistent with the accounting policies normally adopted by the Group and take into account all matters known to the Directors concerning the Company and/or other members of the Group or the markets in which they are expected to carry on business. All expressions of opinion or intention or expectation contained in the Working Capital Memorandum are made on reasonable grounds and are truly and honestly held by the Company and the Directors, there are no other facts known or which could on reasonable enquiry have been known to the Company or the Directors the omission of which would make any such statement or expression misleading, and there are no other assumptions on which the cashflow projections ought to have been based which have not been made. The working capital available to the Group is sufficient for its present requirements, that is for at least the next twelve months from the date of publication of the Admission Document.

1.9 The Proforma Statement of Net Assets of the Group contained in the Admission Document and all information relating to it (including the bases and adjustments in respect of such proforma statement) contained in the Admission Document have been prepared after due and careful consideration of all relevant facts and figures available to the Company and the bases and adjustments in respect of such proforma statement are reasonable bases to rely upon and adjustments to make having regard to the circumstances of the Group.

1.10 All reasonable enquiries have been made to ascertain and verify the accuracy of all statements of fact and the reasonableness of all other statements contained in the Admission Document and in particular the replies to the Verification Notes have been prepared or approved by persons having appropriate knowledge and responsibility to enable them properly to provide such replies and the replies for which any officer or employee of or the Group is responsible have been provided with due care and attention are true, complete and accurate in all material respects and not misleading in any material respect and do not omit any material matter and all statements of opinion or intention in, or referred to in, such replies are honestly held and based on reasonable grounds.

1.11 The Directors' expectations as to the prospects of the Group and as to future dividends as set out in the Admission Document are honestly held beliefs and are based on reasonable grounds.

1.12 The section headed "Risk Factors" in Part 1 of the Admission Document accurately summarises in a way which is not misleading each of the risk factors which the Company and the Directors, after due and careful consideration, believe should be taken into account by an investor before subscribing for Placing Shares and there are no other risk factors relating to the Group or the Placing Shares which ought to be included in the Admission Document.

1.13 The section headed "Management's Discussion and Analysis of Financial Condition and Results of Operation" accurately summarises in a way which is not misleading the financial condition of the Company and its operations and there are no factors relating to the financial condition of the Company and the results of its operation which ought to be included in the Admission Document.

2.   Share Capital and Authority

2.1 The authorised and issued share capital of the Company at the date of this agreement and upon Admission is or will be as stated in Part VI of the Admission Document and the issued share capital is or will upon Admission be fully paid and is not and will not at Admission be subject to any lien, encumbrance, equity, charge or third party right or restriction on transfer either imposed by the Company or of which the Company is or the Directors are aware and will confer upon any purchaser of them under the Placing the rights and restrictions set out or referred to in the Admission Document. The other facts set out in the recitals to this agreement are true.

2.2 All sums due in respect of the issued share capital of the Company and every other member of the Group have been paid to and received by the Company or as the case may be such member of the Group and, save as disclosed in the Admission Document, there are no allotted but unissued shares or outstanding options or other rights to subscribe for or call for the allotment of any shares or securities convertible into shares or loan capital of the Company or any other member of the Group.

2.3 The Company has power under its certificate of incorporation and by-laws to issue the Placing Shares in the manner proposed in this agreement and all necessary steps have been taken (subject only to Admission) to permit and implement such issues of shares as are referred to in the Admission Document and the issue of the Placing Shares so as to enable full effect to be given to the terms of this agreement and the Placing.

2.4 The issue of the Placing Shares will not infringe any limits, powers or restrictions to which the Company is subject or the terms of any contract, obligation or commitment of the Company nor give rise to any obligation or commitment of the Company nor give rise to any obligation under any such contract, obligation or commitment which is inconsistent with the acquisition by any allottee, purchaser or subscriber (as the case may be) of valid unencumbered title to the Placing Shares or any of them.

2.5 The entry into this agreement and the performance of the Company's obligations under it and full implementation of the matters stated as proposed to be undertaken as referred to in the recitals are within the power of the Company without the need for any further sanction, approval, licence or consent of members of the Company or any class of them or of any other person and will comply with all relevant requirements of CA85, the AIM Rules, the FSMA and all other applicable laws, rules and regulations of any jurisdiction and with all agreements to which any member of the Group is a party or by which it or its property is bound and will not infringe any limits, restrictions, obligations or commitments of or any member of the Group howsoever arising or result in the imposition on or variation of any rights or obligations of any member of the Group, in any such case in a manner which is material.

3.   Financial

3.1 The audited financial statements of the Group for the three years ended on the Last Accounts Date:

     (A) were prepared in accordance with United States generally accepted accounting principles with all applicable standards of the Public Company Accounting Oversight Board (United States) consistently applied except as disclosed or stated in the relevant accounts; and

     (B) give a true and fair view of the state of affairs of the Group at the relevant balance sheet dates and of the profits and losses and cash flows of the Group for such periods; and

     (C)  either make proper  provision  for, or, where  appropriate,  include a note in accordance with good accounting practice in the United States in respect of all liabilities, whether actual, deferred, contingent or disputed, of the Group as at the relevant dates.

         and the Company and the Directors are not aware of any matter which would mean that the financial statements included in the Admission Document do not give a true and fair view of the financial position and the profits and cash flows of the Group at the dates and for the periods stated in the report.

3.2  Since the Last Accounts Date and save as set out in the Interim Statement:

     (A) the operations of the Group have been carried on in the ordinary and usual course and there has been no material adverse change in the financial or trading position or prospects of the Group;

     (B) no member of the Group has otherwise than in the ordinary course of business entered into or assumed or incurred any contract, commitment (whether in respect of capital expenditure or otherwise) borrowing, indebtedness in the nature of borrowing, guarantee, liability (including contingent liability) or other obligation of a long term, unusual or onerous nature or which involves or could involve an obligation of a material nature or magnitude;

     (C) no dividend or other distribution has been declared, paid or made by any member of the Group;

     (D) no debtor has been released by any member of the Group to an extent which is material in relation to the Group on terms that he pays less than the book value of his debt and no debt of such material amount owing to any member of the Group has been deferred, subordinated or written-off or is now thought likely to prove to any material extent irrecoverable;

     (E) no member of the Group has incurred any liability for taxation in any jurisdiction or entered into any transaction which will give rise to any liability to taxation in any jurisdiction other than corporation tax on actual income or gains (and not deemed income) of the Group, PAYE or National Insurance (or any analogous taxation for which any member of the Group is liable outside the United Kingdom);

     (F) no member of the Group is involved in any claim or dispute with any taxation or excise authorities anywhere in the world which could reasonably be considered material to the Group and to the best of the knowledge information and belief of the Company and the Directors, there is no significant risk that such a claim or dispute will be made or arise; and

     (G) the business of the Group has not been adversely affected by the loss of any important customer or source of supply or any abnormal factor(s) not affecting similar businesses to a similar extent and to the best of the knowledge and belief of the Company and the Directors, there are no facts or circumstances likely to give rise to any such effect whether before or after Admission.

3.3 The Interim Statement (which is not audited) was prepared in accordance with United States generally accepted accounting principles applied consistently with the manner in which those principles were applied in the preparation of the Last Accounts and fairly reflects the profits and losses, assets and liabilities and cashflows as at and up to the date to which it was drawn up.

3.4 All necessary information, notices, computations and returns which ought to have been made have been properly and duly submitted by the any member of the Group to the Inland Revenue and any other relevant taxation or excise authorities and such information, notices, computations and returns are true and accurate in all material respects and are not the subject of any material dispute with any taxation or excise authorities and all taxation of any nature whatsoever for which any member of the Group is liable or for which any member of the Group is liable to account has been duly paid (insofar as such taxation ought to have been paid) or in so far as the same is not yet payable, has been provided for in the Last Accounts.

3.5 No notice has been received and, to the best of the knowledge, information and belief of the Company and the Directors, no circumstances have arisen or are about to arise such that any person is, or would with the giving of notice and/or lapse of time, become entitled to require payment of indebtedness in respect of any monies borrowed by the any member of the Group before its stated maturity and to the best of the knowledge, information and belief of the Company and the Directors, no person to whom any indebtedness is owed in respect of monies borrowed by any member of the Group which are payable on demand proposes to demand repayment of such indebtedness at present.

3.6 No event has occurred and is subsisting or to the best of the knowledge, information and belief of the Company and the Directors is about to occur (including the entry into this agreement and the performance of the Company's obligations under it and full implementation of the matters stated as proposed to be undertaken as referred to in the Admission Document) which constitutes or would constitute or would with the giving of notice and/or the lapse of time constitute an infringement or default, of any obligation under any arrangement to which any member of the Group is a party or by which it or any of its interests, properties, revenues or assets are bound which would in any such case have a material adverse effect on the overall business, assets, prospects or condition of any member of the Group.

3.7 No member of the Group is liable under any guarantee or indemnity or similar obligation in favour of any third party which is material to the Group nor has it agreed to give or enter into any such guarantee or indemnity or similar obligation.

3.8 No member of the Group nor any person for whom the Company or such a member is vicariously liable has any material claim outstanding against it nor is it engaged in or affected by any material legal or arbitration proceedings (or in any material proceedings with any governmental or other body or any other governmental, revenue or regulatory investigations or enquiries) and no such proceedings, investigations or enquiries are threatened or pending nor, to the best of the knowledge, information and belief of the Company and the Directors, are there any circumstances which may give rise to any such proceedings, investigations or enquiries. 7.9 No member of the Group has taken any action nor have any proceedings been served on or notified to any member of the Group, nor to the best of the knowledge, information and belief of the Company and the Directors, have any steps been taken or proceedings started or threatened against any member of the Group for its winding up or dissolution or for it to enter into any arrangement or composition for the benefit of creditors, or the appointment of a receiver, administrative receiver, trustee or similar officer of any member of the Group or any of its interests, properties, revenues or assets nor has any distress, execution or other similar process been commenced or undertaken in respect of any member of the Group nor is there any unfulfilled or unsatisfied judgment or court order outstanding against any member of the Group.

3.10 No member of the Group has received any notice under, nor is it unable to pay its debts for the purposes of, section 123 of the Insolvency Act 1986 or any analogous legislation outside the United Kingdom.

4.   Group Operations

4.1 The Company and each other member of the Group has been duly incorporated and has full corporate power and authority to carry on its business as at the date of this agreement and has carried on such business in compliance in all material respects with all legal and regulatory requirements applicable to such business and each member of the Group holds all licences, permissions, authorisations and consents necessary to enable it to carry on the same, and all such licences, permissions, authorisations and consents are in full force and effect and, there are no circumstances which indicate that any of them may be revoked, rescinded, avoided or repudiated or not renewed in whole, or in part, in the ordinary course of events.

4.2 No member of the Group has carried on investment business for the purposes of the FSA.

4.3 (A) The Company, or another member of the Group, is the sole unencumbered legal and beneficial owner, capable of transferring with full title guarantee and, where registered, the sole registered proprietor of, all the Intellectual Property Rights owned by the Group ("the Group's Intellectual Property Rights") and is otherwise entitled to use all Intellectual Property Rights used in or in connection with its business, free from any licence, sub-licence or royalty obligations.

     (B) The Group's Intellectual Property Rights are set out in the Due Diligence Reports.

     (C) None of the Group's Intellectual Property Rights has been wrongfully or unlawfully acquired by the Company.

     (D) Neither the validity or subsistence of the Group's Intellectual Property Rights nor the Company's right, title or interest in any third party Intellectual Property Rights is the subject of any current, pending or threatened challenge, claim or proceedings, including for opposition, cancellation, revocation or rectification. The Group's right, title or interest in the Group's Intellectual Property Rights has not been the subject of any claim, challenge or proceedings and there are no facts or matters which might give rise to any such challenge, claim or proceedings.

     (E) The Group has not entered into any agreement, arrangement or understanding (whether legally enforceable or not) for the licensing of, or otherwise permitting the use or exploitation of, any of the Group's Intellectual Property Rights or which prevents, restricts or otherwise inhibits the Group's freedom to use and exploit the Group's Intellectual Property Rights.

     (F) None of the Group's Intellectual Property Rights are currently being infringed or used without authorisation by any third party, nor has any of the Group's Intellectual Property Rights been infringed prior to the date of this agreement.

     (G) The Group is not engaged in any activities which infringe any Intellectual Property Rights of any third party.

     (H) All of the Intellectual Property Rights used in or in connection with the Group's business and created or discovered by any of the Directors, employees of the Group or any other third party on behalf of the Company or other members of the Group have either been legally assigned to a member of the Group or were created or discovered during the normal course of employment and a member of the Group has sole ownership of such Intellectual Property Rights and all proprietary rights therein (whether created or discovered alone or jointly with others).

     (I) No member of the Group is engaged in any activities which involve the misuse of any confidential information belonging to any third party, nor does any member of the Group have in its possession or control any such confidential information without the licence or authority of the relevant owner.

     (J) The Company and the Directors are not aware of any actual, alleged or threatened misuse by any person of its own confidential information. No member of the Group has disclosed to any person any of its confidential information other than under an appropriate, legally binding and enforceable confidentiality agreement.

     (K) The Company or another member of the Group is the sole legal and beneficial owner (duly registered with Network Solutions, Inc.) of the domain name: "www.bodisen.com" ("the Domain Name").

     (L) Neither the Company nor any member of the Group has at any time had any dispute with any person relating to proprietary or other rights in the Domain Name and that its use does not infringe any third party Intellectual Property Rights.

     (M) The Company or another member of the Group has paid all the necessary registration fees in relation to the Domain Name for the period prior to the date hereof and it is not aware of any reason why the registration may be capable of being expunged.

4.4 All statements of fact contained in the Admission Document relating to the premises currently occupied by members of the Group are true and accurate in all material respects and not misleading in any material respect and a member of the Group has good and marketable title to each of the said premises.

4.5 The businesses, undertakings and other assets of the Group are insured to levels and against risks which the Company and the Directors reasonably consider to be prudent having regard to the businesses carried on by the Group and local practices and to the best of the knowledge, information and belief of the Company and the Directors there are no circumstances which could render any of such insurances void or voidable and there is no material insurance claim made by or against any member of the Group pending, threatened or outstanding.

4.6 To the best of the knowledge, information and belief of the Company and the Directors, neither the Company nor any other member of the Group has any material environmental liabilities and no facts or circumstances exist which would give rise to material environmental liabilities.

5.   General

5.1  Other  than  as  dislcosed  in  the  Admission   Document,   there  is  not
     outstanding:

     (A) save for expenses or advances of immaterial amount, any loan made by any member of the Group to, or debt owing to any member of the Group by, any of the Directors or any person connected with any of them (within the meaning of section 839 of the Income and Corporation Taxes Act 1988); and

     (B) any agreement or arrangement to which any member of the Group is a party and in which any of the Directors or any such connected person is interested.

5.2 There are no agreements or understandings (whether legally enforceable or not) between any member of the Group and any person who is a shareholder or the beneficial owner of any interest in any member of the Group relating to the management of the business or the appointment or removal of any director of any member of the Group or the ownership or transfer of ownership of any of its assets or which concerns the provision of any finance, goods, services or other facilities to or by any member of the Group or otherwise relating to any member of the Group or the affairs of any member of the Group.

5.3 The Company is the beneficial owner free from all liens, charges, equities, encumbrances and other third party rights of all of the issued shares of Bodisen Holdings, Inc. which is incorporated with limited liability.
     Bodisen Holdings, Inc. is the beneficial owner free from all liens, charges, equities, encumbrances and other third party rights of all of the issued shares of Yang Ling Bodisen Biology Science and Technology Development Company Limited. Save for those shares, neither the Company nor any member of the Group owns, or has ever owned, any interest in the share or loan capital of any company, corporation or undertaking save as is disclosed in the Admission Document.

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
5.4 The Directors are all of the directors of the Company and no person is a shadow director of the Company.

6.   Competition

6.1 There is not in existence in connection with the businesses of any member of the Group any agreement or arrangement which infringes, or of which particulars have or should have been delivered to any relevant governmental or other authority in any jurisdiction under, any relevant legislation in any territory regarding anti-competitive or restrictive trade or business practices.

7.   US warranties

7.1 The Company is not, and after giving effect to the offering and sale of the Placing Shares will not be, required to register as an "investment company" as such term are defined in the Investment Company Act of 1940 (US), as amended.

7.2 The Company and its affiliates have not taken directly or indirectly, any action prohibited by Regulation M under the Securities Exchange Act of 1934
     (US) in connection with the offering of the Placing Shares.

7.3 Neither the Company or any of its subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has:

     (A)  used  any  corporate  funds  for  any  unlawful  contribution,   gift,
          entertainment   or  other  unlawful   expense  relating  to  political
          activity;

     (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds;

     (C) caused the Company or any of its subsidiaries to be in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 when such regulation becomes applicable to the Company or any of its subsidiaries; or

     (D) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.


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                                   SCHEDULE 4

                              Warranty Certificate

Charles Stanley & Co. Limited
25 Luke Street, London EC2A 4AR

                                                                        *** 2006

Dear Sirs

We refer to the placing agreement dated *** between Charles Stanley & Co. Limited (1), Bodisen Biotech, Inc. (2) and its directors (3) (the "Placing
Agreement"). Words and expressions defined in the Placing Agreement have the same meanings in this letter.

We confirm to you that:

1. each of the Conditions (other than Admission) has been, or will, upon delivery of this letter, have been satisfied or fulfilled in accordance with its terms;

2. none of the Warranties was breached, or untrue, or inaccurate or misleading at the date of the Placing Agreement and no Specified Event has occurred.

This letter, which has been delivered to you prior to the date of Admission, is to be released to you immediately prior to Admission.



..............................
duly authorised on
behalf of Bodisen Biotech, Inc.


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

SIGNED by                                           )
for and on behalf of Bodisen Biotech, Inc.          )
in the presence of:                                 )






SIGNED by                                           )
for and on behalf of                                )
Charles Stanley & Co. Limited in the                )
presence of:                                        )






SIGNED and DELIVERED as a DEED                      )
by Wang Quiong                                      )
in the presence of:                                 )






SIGNED and DELIVERED as a DEED                      )
by Chen Bo                                          )
in the presence of:                                 )





SIGNED and DELIVERED as a DEED                      )
by David Gatton                                     )
in the presence of:                                 )






SIGNED and DELIVERED as a DEED                      )
by Patrick McManus                                  )
in the presence of:                                 )

SIGNED and DELIVERED as a DEED                      )
by Weirui Wan                                       )
in the presence of:                                 )

                       APPENDIX 1 TO AIM PLACING AGREEMENT

                             Proforma Placing Letter